SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

______________________________________________________________________________

                                   FORM 8-K

                               CURRENT REPORT
______________________________________________________________________________


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               February 8, 1998
              DATE OF REPORT (Date of earliest event reported)


                       FIRST COMMERCIAL CORPORATION
           (Exact name of registrant as specified in its charter)

        ARKANSAS                 0-9676                  71-0540166
       (State or other          (Commission             (IRS Employer
jurisdiction of incorporation)   File Number)    Identification Number)


                           400 West Capitol Avenue,
                         Little Rock, Arkansas 72201
                  (Address of principal executive offices)
                               (Zip Code)

                            (501) 371-7000
             (Registrant's telephone number, including area code)

Item 5:  Other Events

	On February 8, 1998, First Commercial Corporation (the "Registrant") and Regions Financial Corporation ("Regions") entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which the Registrant will be merged with and into Regions, with Regions as the surviving entity (the "Merger"). The Boards of Directors of the Registrant and Regions approved the Agreement and the transactions contemplated thereby at separate meetings held on February 8, 1998. A joint press release was issued by the Registrant and Regions on February 9, 1998 regarding the proposed transactions. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

	Under the terms of the Agreement, Regions will exchange 1.7 shares of its common stock for each share of the Registrant's common stock, with certain exceptions. The Merger is expected to be a tax-free reorganization for federal income tax purposes and accounted for as a pooling of interests. It is expected that the Merger will be consummated during the third quarter of 1998, pending approval by the shareholders of the Registrant and Regions, regulatory approval and other customary conditions of closing.

	The Agreement contains provisions granting the Registrant the right to terminate the Agreement which are intended, in general, to protect the Registrant's shareholders against an excessive decline in the value of Regions' common stock. The termination right is dependent upon the average closing price of Regions' common stock being less than 80% of a reference price and less than 85% of a weighted index of the stock prices of a group of seventeen bank holding companies, all as described more specifically in the Agreement.
In the event the Registrant gives notice of its intention to terminate the Agreement based on such provisions, Regions has the right to elect to adjust the exchange ratio in accordance with the terms of the Agreement and thereby would extinguish the Registrant's right to terminate.

	In connection with the Agreement, the Registrant entered into a Stock Option Agreement pursuant to which it granted to Regions an option to purchase up to 7,480,450 shares of the Registrant's common stock, representing 19.9% of the outstanding shares of the Registrant's common stock without giving effect to the exercise of the option. The option is exercisable at a purchase price of $59.00 per share, upon certain terms and in accordance with certain conditions. Under the terms of the Agreement, the Total Profit and the Notional Total Profit, as each term is defined in the Agreement, that Regions or any other holder may realize as a result of exercising the option may not exceed $130,000,000.

Item 7:  Financial Statement and Exhibits

   (c)  Exhibits.

        99  Press Release

                                       SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FIRST COMMERCIAL CORPORATION


                                    By:  /s/ J. Lynn Wright
                                       __________________________________
                                       J. Lynn Wright
                                       Chief Financial Officer


Date:  February 13, 1998

                                   Exhibit Index


                               Exhibits to Form 8-K



  Number in                                             Sequential
Exhibit Table     Exhibit                               Page Number
-------------     --------------                        -----------

      99          Press Release












































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